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                                 Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Dean Foods Company of our report dated June 20, 1998, except for Note 15, as to which the date is August 7, 1998, relating to the financial statements of Berkeley Farms, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the references to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                       /s/ Hirose, Oto & Bailey Accountants Inc.


Hirose, Oto & Bailey Accountants Inc.
September 30, 1998